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                                                                   EXHIBIT 10.22

NISOURCE

POLICY SUBJECT:   EXECUTIVE SEVERANCE POLICY

EFFECTIVE DATE:   JUNE 1, 2002

REVISED:          JANUARY 1, 2004

1. Purpose. The NiSource Executive Severance Policy ("Policy") was established, effective June 1, 2002, to provide Severance Pay and other benefits, to terminated executive-level employees of certain subsidiary and affiliate corporations of NiSource Inc. ("Company"), while they seek alternative employment. In consideration for such severance benefits, an employee will release the Company and its affiliated entities from any and all actions, suits, proceedings, claims and demands related to the termination. Benefits under the Policy shall be in lieu of any benefits available under the NiSource Severance Policy or any other severance plan or policy maintained by the Company or any Affiliate. The Policy is amended and restated effective January 1, 2004.

2. Administration. The Policy is administered by the Nominating and Compensation Committee of the Board of Directors of the Company
         ("Committee"). The Committee has the complete discretion and authority with respect to the Policy and its application. The Committee reserves the right to interpret the Policy, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of severance benefits and make all other determinations it deems necessary or advisable for the administration of the Policy. The determination of the Committee in all matters regarding the Policy shall be conclusive and binding on all persons. The Committee may delegate any of its duties under the Policy to the Executive Vice President of Human
         Resources and Communications of the Company.

3. Scope. The Policy will apply to all full-time or part-time regular, non-union employees of the Company and each of its subsidiary corporations (collectively, "Affiliates" and each an "Affiliate") whose target bonus under the NiSource Inc. Management Incentive Plan for the calendar year in which he or she becomes entitled to receive Severance
         Pay equals or exceeds 25% ("Participants").

4. Eligibility for Severance Pay. A Participant becomes entitled to receive Severance Pay only if he or she is terminated by an Affiliate for any of the following reasons:

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         (a)      Reductions in force or other restructurings that eliminate the
                  Participant's position.

         (b) The Participant's position must relocate and the Participant chooses not to relocate.

         (c)      The Participant's position is constructively terminated.
                  Constructive termination means the scope of the Participant's position is changed materially or the Participant's base pay is reduced or the Participant's total participation in the short-term and long-term incentive compensation plans of the Affiliates is materially reduced or is eliminated and the Participant chooses not to remain in the position. The decision on constructive termination shall be made by the Committee, not the Participant. If the Participant disagrees, the Participant must follow the claims procedure, as set forth in Section 15.

5.       Conditions to Receipt of Benefits.

         (a) Severance Pay is not available to a Participant otherwise eligible for Severance Pay who transfers to another position within any Affiliate.

         (b) During the period in which a Participant is entitled to consider the execution of the release described in Section 6, he or she may be required to complete unfinished business projects and be available for discussions regarding matters relative to the Participant's duties.

         (c) A Participant must return, or agree to return, all Affiliate property and information to the Affiliate.

         (d) A Participant must agree to pay all outstanding amounts owed to any Affiliate and authorize the Affiliate to withhold any outstanding amounts from his or her final paycheck and/or
                  Severance Pay.

6.       Amount of Severance Pay. The amount of Severance Pay to which a
         Participant is entitled under the Policy is 52 weeks of base salary (at the rate in effect on the date of termination).

         A Participant who is receiving benefits under a short term disability plan maintained by any Affiliate will be entitled to Severance Pay at the end of the period of payment of short term disability if, and only if, (1) he or she is not then eligible for benefits under a long term disability plan maintained by an Affiliate, and (2) he or she is not offered employment with an Affiliate that, in the discretion of the Committee, is comparable to that in effect at the time the applicable period of short term disability commenced.

         Severance Pay will be paid to a Participant in one lump sum cash payment. Payment will be made as soon as practicable after the last to occur of (1) the date of the Participant's termination of employment,
         (2) the effective date of the Participant's valid executed release of the Affiliates, and their respective officers, directors and employees, from any

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         and all actions, suits, proceedings, claims and demands relating to the
         Participant's employment with the Affiliates and the termination thereof, (3) the effective date of the Participant's valid executed release and waiver of all rights and benefits required under the
         NiSource Severance Policy or any other severance policy or plan maintained by any Affiliate, and (4) the satisfaction of the conditions described in clauses (b), (c) and (d) of Section 5. Severance Pay shall be reduced by applicable amounts necessary to comply with federal, state and local income tax withholding requirements.

7.       Benefits.

         (a) Welfare Benefits. A Participant entitled to Severance Pay shall receive, at the time of payment of Severance Pay, a lump sum payment equivalent to 130% of 52-weeks of COBRA (as defined in Section 4980B of the Internal Revenue Code of 1986, as amended, and Sections 601-609 of the Employee Retirement
                  Income Security Act of 1974, as amended, or any successor sections) continuation coverage premiums in lieu of any continued medical, dental, vision, and other welfare benefits offered by the Company or any Affiliate. Such 52-week period of COBRA continuation coverage shall be included as part of the period during which the Participant may elect continued group health coverage under COBRA.

         (b) Outplacement Services. A Participant shall receive outplacement services, selected by the Company at its expense, for a period not to exceed 12 months.

         (c) Vacation. Accrual of vacation benefits will cease as of the date of termination of employment. Payment for earned and unused vacation time, based upon the vacation policy of the applicable Affiliate on the date of termination, will be included in the Participant's final regular pay check as an active employee.

         (d) Retirement Plans. Severance Pay shall not be considered for purposes of any retirement, pension, savings, profit sharing or pension plan maintained by any Affiliate. Participation by the Participant in each such plan as an active employee will cease as of the date of termination of employment, and the Participant will have only the rights of a terminated employee with respect to his or her benefits earned under such plan as of the date of termination of employment.

8. Unemployment Compensation. Applicable state law will determinate the eligibility of a Participant for unemployment compensation benefits.

9. Independent Contractor Status. A Participant who receives benefits pursuant to the Policy shall not be eligible at any time after termination of employment to enter into a consulting or independent contractor relationship with any Affiliate pursuant to which relationship he or she shall perform the same or similar services, upon the same or similar terms and conditions, as were applicable to such Participant on the date of termination of employment.

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10.      Death of Participant. If a Participant dies prior to receiving
         Severance Pay to which he or she is entitled under the Policy, payment will be made to the representative of his or her estate.

11. Term of Policy. The term of the Policy, as amended and restated herein, will commence on January 1, 2004 and will expire on December 31, 2005.

12.      Amendment or Termination.

         (a) The Policy may be amended or terminated by the Company at any time during its term when, in its judgment, such amendment or termination is necessary or desirable. No such termination or amendment will affect the rights of any Participant who is then entitled to receive Severance Pay or other benefits under the Policy at the time of such amendment or termination. The
                  Policy can only be changed by written endorsement by an officer of the Company and only when the Company attaches the written amendment to the Policy. No agent or other employee, other than an officer of the Company, has the authority to change or waive any provision of the Policy.

         (b) Severance benefits under the Policy are not intended to be a vested right.

13. Governing Law. The terms of the Policy shall, to the extent not preempted by federal law, be governed by, and construed and enforced in accordance with, the laws of the State of Indiana, including all matters of construction, validity and performance.

14.      Miscellaneous Provisions.

         (a) Severance Pay and other benefits pursuant to the Policy shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge prior to actual receipt by a Participant, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void and no Affiliate shall be liable in any manner for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to any Severance Pay or other benefits under the Policy.

         (b) Nothing contained in the Policy shall confer upon any individual the right to be retained in the service of any Affiliate, nor limit the right of any Affiliate to discharge or otherwise deal with any individual without regard to the existence of the Policy.

         (c) The Policy shall at all times be entirely unfunded. No provision shall at any time be made with respect to segregating assets of any Affiliate for payment of any Severance Pay or other benefits hereunder. No employee or any other person shall have any interest in any particular assets of any Affiliate by reason of the right to receive Severance
                  Pay or other benefits under the Policy, and any such employee or any other person shall have only the rights of a general unsecured creditor of an Affiliate with respect to any rights under the Policy.

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15.      Claims Procedure. If a claim for benefits under the Policy by a
         Participant or his or her beneficiary is denied, either in whole or in part, the Committee will let the claimant know in writing within 90 days. If the claimant does not hear within 90 days, the claimant may treat the claim as if it had been denied. A notice of a denial of a claim will refer to a specific reason or reasons for the denial of the claim; will have specific references to the Policy provisions upon which the denial is based; will describe any additional material or information necessary for the claimant to perfect the claim and explain why such material information is necessary; and will have an explanation of the Policy's review procedure.

         The claimant will have 60 days after the date of the denial to ask for a review and a hearing. The claimant must file a written request with the Committee for a review. During this time the claimant may review pertinent documents and may submit issues and comments in writing. The
         Committee will have another 60 days in which to consider the claimant's request for review. If special circumstances require an extension of time for processing, the Committee may have an additional 60 days to answer the claimant. The claimant will receive a written notice if the extra days are needed. The claimant may submit in writing any document, issues and comments he or she may wish. The decision of the Committee will tell the claimant the specific reasons for its actions, and refer the claimant to the specific Policy provisions upon which its decision is based.

16. Rights Under ERISA. Each Participant in the Policy is entitled to certain rights and protection under the Employee Retirement Income
         Security Act of 1974, as amended ("ERISA"). ERISA provides that all Policy Participants shall be entitled to:

         (a) Examine, without charge, at the Company's office all Policy documents, and copies of all documents filed for the Policy with the United States Department of Labor, such as detailed annual reports and descriptions.

         (b) Obtain copies of all Policy documents and other Policy information upon written request to the Committee. The
                  Committee may make a reasonable charge for the copies.

         (c) Receive a summary of the Policy's annual report. The Committee is required by law to furnish each Participant with a copy of the summary annual report.

         In addition to creating rights for Policy Participants, ERISA imposes duties upon the people who are responsible for the operation of an employee benefit plan. The people who operate the Policy, called
         "fiduciaries" of the Policy, have a duty to do so prudently and in the interest of the Policy Participants and beneficiaries. No one, including the Company, any affiliate or any other person, may fire a Participant or otherwise discriminate against a Participant in any way to prevent him or her from obtaining a benefit or exercising his or her rights under ERISA. If a Participant's claim for a benefit is denied in whole or in part, he or she must receive a written explanation of the reason for the denial. A Participant has the right to have the Committee review and reconsider his or her claim. Under ERISA, there are steps a Participant can take to enforce the above rights. For instance, if a Participant requests materials from the Committee and

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         does not receive them within thirty (30) days, he or she may file suit in a federal court. In such a case the court may require the Committee to provide the materials and pay the Participant up to $110 a day until the Participant receives the materials, unless the materials were not sent because of reasons beyond the control of the Committee. If a
         Participant has a claim for benefits, which is denied or ignored, in whole or in part, he or she may file suit in a state or federal court.
         If it should happen that the Policy fiduciaries misuse the Policy's money, or if a Participant is discriminated against for asserting his or her rights, he or she may ask assistance from the United States
         Department of Labor, or he or she may file suit in a federal court. The court will decide who should pay the court costs and legal fees. If the
         Participant is successful, the court may order the person he or she has sued to pay these costs and fees. If the Participant loses, the court may order him or her to pay these costs and fees, for example, if it finds his or her claim to be frivolous. If a Participant has questions about the Policy, he or she should contact the Committee. If a
         Participant has any questions about this statement or about his or her rights under ERISA, he or she should contact the nearest Area Office of the United States Labor-Management Services Administration, Department
         of Labor.

17.      Policy Facts:

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
Company:                                             NiSource Inc.
Address:                                             801 E. 86th Avenue
                                                     Merrillville, Indiana  46410
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Plan Name:                                           NiSource Executive Severance Policy
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Type of Plan:                                        Severance Policy-Welfare Benefits Plan
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Policy Year:                                         Calendar year
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Employer Identification Number (EIN):                35-1719974
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Policy Number:                                       ___
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Policy Administrator:                                Nominating and Compensation Committee of NiSource Inc.
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                  Business Address:                  801 E. 86th Avenue
                                                     Merrillville, Indiana  46410
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                  Business Telephone:                219-647-5200
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

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
Agent for Service of Legal Process:                  Nominating and Compensation Committee of NiSource Inc.
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                  (Address)                          801 E. 86th Avenue
                                                     Merrillville,
                                                     Indiana 46410
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

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IN WITNESS WHEREOF, the Company has caused this Policy to be executed in its name by its duly authorized officer this 26th day of January, 2003, effective as of the 1st day of January, 2004.

                                            NISOURCE INC.

                                            By: /s/ S. LaNette Zimmerman
                                            S. LaNette Zimmerman
                                            Its: Executive Vice President, Human
                                            Resources and Communications

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